As filed with the Securities and Exchange Commission on November 10, 2010
Registration No. 333-_______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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TRANSACT TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation or organization)	06-1456680 (I.R.S. Employer Identification No.)
ONE HAMDEN CENTER, 2319 WHITNEY AVENUE, SUITE 3B, HAMDEN, CT 06518 (203) 859-6800 (Address of principal executive offices, including zip code)
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2005 EQUITY INCENTIVE PLAN (Full title of the plan)
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STEVEN A. DEMARTINO
PRESIDENT, CHIEF FINANCIAL OFFICER,
TREASURER AND SECRETARY
TRANSACT TECHNOLOGIES INCORPORATED
ONE HAMDEN CENTER, 2319 WHITNEY AVENUE, SUITE 3B,
HAMDEN, CT 06518
(203) 859-6800
(Name, address and telephone number, including area code, of agent for service)

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Please send copies of all communications to: DAVID A. FINE, ESQ. ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110 (617) 951-7000 (TELEPHONE) (617) 951-7050 (FACSIMILE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value per share (1)	600,000 shares	$8.73	$5,238,761.84	$373.52

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.

(2)
Of the 600,000 shares to be registered hereunder, 100,804 shares are subject to outstanding options and the registration fee for these shares have been calculated based on the actual weighted average exercise price of $7.45. The offering price of $8.99 per share of the remaining 499,196 shares not subject to outstanding options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the common stock, par value $.01 per share, as reported on the NASDAQ Global Market on November 5, 2010.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 600,000 additional shares of Common Stock, par value $0.01 per share, to be offered pursuant to the 2005 Equity Incentive Plan (the “Plan”) of TransAct Technologies Incorporated (the “Company” or “Registrant”). A registration statement on Form S-8 (No. 333-132624), filed with the Commission on March 22, 2006 to register the initial 600,000 shares of Common Stock offered pursuant to the Plan, is currently effective and is hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:
The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of the Registrant, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”)) except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

(a)	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission pursuant to the Exchange Act, on March 16, 2010.

(b)
The Registrant's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2010 June 30, 2010 and September 30, 2010 filed with the Commission on May 11, 2010, August 9, 2010 and November 9, 2010, respectively;

(c)	The Registrant's Current Reports on Form 8-K filed with the Commission on March 4, 2010, March 17, 2010, May 19, 2010, May 28, 2010, and June 1, 2010; and

(d)
The description of the Common Stock, $.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-21121), filed with the Commission pursuant to Section 12 of the Exchange Act on August 1, 1996, as most recently revised by the Registrant’s Form 8-A/A on February 18, 1999.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s certificate of incorporation provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. The Registrant’s certificate of incorporation also provides that the Registrant’s directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant’s By-laws provide that the Registrant shall indemnify its directors and officers to the extent permitted by the laws of the State of Delaware.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be  deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamden, State of Connecticut, on November 10, 2010.

TRANSACT TECHNOLOGIES INCORPORATED
(Registrant)

/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)

Each person whose signature appears below constitutes and appoints Bart Shuldman and Steven DeMartino, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by TransAct Technologies Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bart C. Shuldman	Chairman, Chief Executive Officer and Director	November 10, 2010
Bart C. Shuldman

/s/ Steven A. DeMartino	President, Chief Financial Officer, Treasurer and	November 10, 2010
Steven A. DeMartino	Secretary

/s/ Charles A. Dill	Director	November 10, 2010
Charles A. Dill

/s/ Thomas R. Schwarz	Director	November 10, 2010
Thomas R. Schwarz

/s/ Graham Y. Tanaka	Director	November 10, 2010
Graham Y. Tanaka

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	2005 Equity Incentive Plan (previously filed as an exhibit to the Current Report on Form 8-K filed on June 1, 2005, File No. 000-21121).

4.2
Certificate of Amendment of Certificate of Incorporation (previously filed as Exhibit 3.1(b) to the Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998, File No. 000-21121).

4.3	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Annual Report filed on Form 10-K for the year ended December 31, 1998, filed on March 29, 1999, File No. 000-21121).

5.1	Opinion of Ropes & Gray LLP, filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.2	Consent of Ropes & Gray LLP, filed herewith (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney, filed herewith (included on the signature page of this Registration Statement under the caption “Signatures and Power of Attorney”).